UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2009

NESS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50954	98-0346908
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ness Tower, Atidim High-Tech Industrial Park, Bldg 4, Tel Aviv		61580 Israel
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +972 (3) 766-6800

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2009, Shachar Efal formally informed Ness Technologies, Inc. (the “Company”) of his resignation from all of his executive positions with the Company and its subsidiaries.  Mr. Efal has served as President of the Company’s Global Partners and Centers of Excellence group since September 2008, and President of the Company’s NessPRO business unit (“NessPRO”) since January 2009, and previously served the Company and its subsidiaries in a number of other executive capacities.

The Company has appointed Shalom Daskal to replace Mr. Efal as President of NessPRO, effective January 1, 2010.  From June 2006 to December 2009, Mr. Daskal served as chairman of NDP Consulting Ltd., a privately-held management consulting company based in Israel.  From 2005 to 2006, he served as chief executive officer of Shellcase Ltd., a privately-held electronics technology provider, which was subsequently acquired by Tessera Inc.  From 2002 to 2004, Mr. Daskal was the chief executive officer of Power Paper, Ltd., a privately-held provider in the nanotechnology industry.  From 1999 to 2001, he served as chief operating officer and vice president EMEA of Crystal Systems Ltd., a publicly-held provider of IT services and solutions, which subsequently merged with BluePhoenix Ltd.  From 1984 to 1998, Mr. Daskal served in various managerial or executive roles at several public and private technology firms, including Formula Computer Technologies Ltd., Goal Systems International Inc., Sapiens International Corp. and Emulek Ltd.  Mr. Daskal holds a B.Sc. in computer sciences from Bar-Ilan University in Israel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESS TECHNOLOGIES, INC.

Dated: December 24, 2009	By:	/s/ Ilan Rotem
Name: Ilan Rotem
Title: Chief Legal Officer and Secretary